Exhibit 10.14

SHAREHOLDER VOTING PROXY AGREEMENT

This Shareholders Voting Proxy Agreement (hereinafter this “Agreement”) is entered into in Pudong New District, Shanghai city of the People’s Republic of China as of May 1st, 2019 by and among the following Parties:

1.	Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. (hereinafter “Hui Ling”)

Registered Address: Block 8, Chuansha Road 1098, Pudong New District, Shanghai, PRC

2.	Shanghai The9 Information Technology Co., Ltd. (hereinafter “Company”)

Registered Address: Room 201, Building 3, 690 Bibo Road, Shanghai, PRC

3.       Wei Ji

Identity Card No.: *

Address: *

4.       Zhimin Lin

Identity Card No.: *

Address: *

(Wei Ji and Zhimin Lin hereinafter are individually referred to as a “Shareholder” and collectively as the “Shareholders”)

(each party to this Agreement is individually referred as the “Party” and collectively referred as the “Parties”)

WHEREAS:

1.	The Shareholders are currently the only shareholders of the Company, legally holding 100% of Company’s equity;

2.	The Shareholders intend to severally entrust Hui Ling to exercise their voting rights in the Company while Hui Ling is willing to accept such entrustment.

The Parties hereby have reached the following agreement upon mutual consultations:

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Article 1        Voting Rights Entrustment

1.1	The Shareholders, after signing date of this Agreement, through separately executed Power of Attorney substantially in the form attached as Annex 1 herein, irrevocably entrust individual appointed in a due course by Hui Ling (hereinafter the “Proxy”), to exercise on behalf of Shareholders the following rights respectively enjoyed by them as shareholders of the Company in accordance with the then effective articles of association of the Company (collectively the “Entrusted Rights”):

(1)	Convening and attending shareholders’ meetings of the Company in accordance with its Article of Association as representative of the Shareholders;

(2)	Exercising on behalf of the Shareholders voting rights on all issues required to be discussed and resolved by the shareholders’ meeting, including but not limited to, nomination and election of Company’s directors, general manager and other management positions appointed by shareholders;

(3)	Exercising all shareholders’ rights prescribed by the relevant laws and regulations of PRC (including amendments, supplements, renewals to the content thereof regardless of their effective date prior or post execution of this Agreement);

(4)	Other voting rights of Shareholders under the articles of association of the Company (including such other voting rights of Shareholders as provided after amendment to the articles of association).

The premise of the above authorization and entrustment is Hui Ling’s consent to the above authorization and entrustment. Only when Hui Ling issues a written notice to each Shareholder to replace Proxy, each Shareholder shall immediately designate other Chinese citizens designated by Hui Ling to exercise the above rights of entrustment. Once the new entrustment is made, it will replace the original entrustment. Otherwise, any Shareholder shall not revoke the entrustment and authorization made to the Proxy.

1.2	The Proxy discreetly and diligently fulfills Proxy's obligations in accordance with the law within the scope of the authorization provided for in this Agreement. Shareholders acknowledge and assume relevant liabilities for any legal consequences of Proxy’s exercise of the foregoing Entrusted Rights.

1.3	The Shareholders hereby acknowledge that Proxy needs no advice from the Shareholders prior to its exercise of the foregoing Entrusted Rights. However, Proxy shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders’ meeting after such resolution or proposal is made.

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Article 2        Right to Information

2.1	For the purpose of exercising the Entrusted Rights under this Agreement, Hui Ling is entitled to know the information with regard to the Company’s operation, business, clients, finance, staff, etc., and shall have access to relevant materials of the Company. Company shall adequately cooperate with Hui Ling in this regard.

Article 3        Exercise of Entrusted Rights

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3.1	The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights of Hui Ling, including execution of the resolutions of the shareholders’ meeting of the Company or other pertinent legal documents made by Hui Ling when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2	If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or the Company, the Parties shall immediately seek a most similar substitute for the provision unenforceable and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

Article 4        Exemption and Compensation

4.1	The Parties acknowledge that Hui Ling shall not be requested to be liable for or compensate (by money or otherwise) other Parties or any third party due to its exercise of Entrusted Rights by its Proxy under this Agreement.

4.2	The Shareholders and the Company agree to compensate Hui Ling for and hold it harmless against all losses incurred or likely to be incurred by it due to its exercise of the Entrusted Rights, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, the Shareholders and the Company will not compensate for losses incurred due to misconduct or gross negligence of Proxy.

Article 5        Representations and Warranties

5.1	Each of the Shareholders hereby severally and jointly with the other Shareholder represent and warrant that:

5.1.1	They are PRC citizens with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

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5.1.2	they have full power to execute and deliver this Agreement and all the other documents to be entered into by them in relation to the transaction contemplated hereunder, as well as to consummate such transaction. This Agreement shall be executed and delivered by them legally and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on it in accordance with the terms and conditions.

5.1.3	they are registered shareholders of the Company as of the effective date of this Agreement, and except the rights created by this Agreement, “Equity Pledge Agreement” and “Exclusive Equity Transfer Option Agreement” between the Company and Hui Ling, there exist no third-party rights on the Entrusted Rights. Pursuant to this Agreement, Proxy is able to completely and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

5.2	Hui Ling and the Company hereby severally represent and warrant that:

5.2.1	each of them is a company with limited liability properly registered and legally existing under the law of its registration place, with an independent corporate legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions;

5.2.2	each of them has the full company power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3	Company further represents and warrants that:

5.3.1	the Shareholders are the only registered shareholders of the Company as of the effective date of this Agreement. Except the rights created by this Agreement, “Equity Pledge Agreement” and “Exclusive Equity Transfer Option Agreement” between the Company and Hui Ling, there exist no third-party rights on the Entrusted Rights. Pursuant to this Agreement, Proxy is able to completely and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

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Article 6        Term of Agreement

6.1	Subject to provisions of Article 6.2 and 6.3 of this Agreement, this Agreement becomes effective from the signing date hereof and shall remain in effect until expiration of business term of the Company or Hui Ling (whichever is earlier). Unless the parties agree in writing to terminate this Agreement ealier or decide to terminate this Agreement in accordance with the provisions of Article 9.1, this Agreement will be automatically renewed for one (1) year after its expiration, unless Hui Ling notifies the other parties thirty (30) days in advance that it will not be renewed. Subsequently Agreement shall be prolonged in the same manner.

6.2	In case the Company or Hui Ling are unable to prolong and obtain approval to extend its business term, this Agreement shall terminate.

6.3	In case a Shareholder transfers all of the equity held by it in the Company with prior consent of Hui Ling, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

Article 7        Notice

7.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

Article 8        Default Liability

8.1	The Parties agree and confirm that, if any of the Parties (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (hereinafter a “Default”). In such event any of the other Parties without default (a “Non-defaulting Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then (1) Hui Ling shall be entitled to terminate this Agreement and require the Defaulting Party to indemnify damages in case the Defaulting Party is either a Shareholder or the Company, or (2) the Non-defaulting Party is entitled to require the Defaulting Party to indemnify damages in case such Defaulting Party is Hui Ling, provided that the Non-defaulting Party shall in no circumstance be entitled to terminate or cancel this Agreement or the trust hereunder.

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8.2	The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

8.3	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 9        Miscellaneous

9.1	This Agreement shall be prepared in Chinese language in four (4) original copies, with each involved Party holding one (1) copy hereof.

9.2	The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.3	Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties, and if the Parties fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all Parties.

9.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

9.6	The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions hereof.

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9.7	Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.9	No Party shall assign any of its rights and/or transfer any of its obligations hereunder to any third parties without prior written consent from other Parties.

9.10	This Agreement shall be binding on the legal successors of the Parties.

[The following is intended to be blank]

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IN WITNESS HEREOF, the Parties have caused this Agreement to be executed as of the date and at the place first above mentioned.

Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd.

(Company chop)

Signature:	/s/ Authorized Representative
Name:	Authorized Representative
Position:	Authorized Representative

Shanghai The9 Information Technology Co., Ltd.

(Company chop)

Signature:	/s/ Authorized Representative
Name:
Position:	Authorized Representative

Wei Ji
Signature:	/s/ Wei Ji

Zhimin Lin
Signature:	/s/ Zhimin Lin

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Power of Attorney

This Power of Attorney (hereinafter referred to as the "Power of Attorney") is signed by [shareholders of the company] (domicile is [ ], and its ID number is [ ]) on [ ] year [ ] month [ ], and issued to [ ] (domicile is [ ], its ID number is [ ]) (hereinafter referred to as "Proxy").

I hereby authorize the Proxy to act as his own agent, to exercise in my name the following rights as Shareholder of Shanghai Jiucheng Information Technology Co., Ltd. (hereinafter referred to as "Company"):

(1) As my agent, propose to convene and attend the shareholders' meeting in accordance with the articles of association;

(2) As my agent, exercise the right to vote on all matters discussed and decided by the shareholders' meeting, including, but not limited to, the appointment and election of directors of the company and other senior managers who should be appointed or removed by the shareholders' meeting;

(3) To exercise the voting rights on other matters under the articles of association as my agent (including any other shareholders' voting rights provided for in the amended articles of association).

I hereby confirm irrevocably that unless Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. ("Hui Ling") issues an order to me to replace the Proxy, the validity period of this authorization shall extend to the expiration or early termination of the “Shareholder Proxy Agreement” signed by Hui Ling, the Company and the Shareholders of the company on [...].

Name:

Signature:
Date: year month day

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